Exhibit 99.1

iCAD REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

Company announces board and leadership changes

Conference call today at 4:30 p.m. ET

NASHUA, N.H. (November 13, 2018) – iCAD, Inc. (NASDAQ: ICAD), a global medical technology company providing innovative cancer detection and therapy solutions, today reported financial results for the three and nine months ended September 30, 2018.

Third Quarter 2018 Highlights:

•	Total revenue of $6.2 million, a decrease of 12% year-over-year

•	Gross profit of $4.7 million, or 77%

•	GAAP Net Loss of $1.4 million, or ($0.08) per share

•	Non-GAAP Adjusted EBITDA loss of ($0.4) million

Subsequent Events:

•

In October, the Company appointed Michael Klein, Dr. Rakesh Patel, and Dr. Susan Wood to its Board of Directors. Following these appointments Anthony Ecock, Dr. Robert Goodman, Dr. Lawrence Howard, Steven Rappaport, Somu Subramaniam, and Dr. Elliot Sussman resigned from the Company’s Board. Michael Klein was appointed Chairman of the Board.

•

On November 9, 2018 the Company announced that Ken Ferry had retired from his position as Chief Executive Officer (CEO) and stepped down as a Director of the Company, and that Mr. Klein was appointed Interim CEO.

“I’m thrilled that Drs. Patel and Wood have joined the Board of iCAD,” said Michael Klein, Executive Chairman and Interim CEO. “Their invaluable experiences in the areas of cancer therapy, detection, and A.I. will be a significant asset for the Company.”

“Our core focus is to execute on our base business while we reduce expenses and cash burn. We are preparing for the receipt of FDA clearance for a potentially game changing product, our new A.I. product for digital breast tomosynthesis,” stated Mr. Klein. “In our Detection segment, while demand for PowerLook Tomo Detection, our first FDA approved A.I. product for the detection of breast cancer on 3D mammograms, remains strong, our total addressable market is limited to GE systems today. Therefore, our new A.I. product for digital breast tomosynthesis is critical to our longer-term growth, as it will be available on all of the major suppliers of 3D mammography systems, creating a much larger addressable market.”

“The most significant component of our FDA submission for our new A.I. product for digital breast tomosynthesis was the results of our clinical reader study,” continued Mr. Klein. “The results of this study were excellent, and demonstrated significant positive results for clinical performance and workflow efficiency. The data showed that when our new A.I. product for digital breast tomosynthesis was used to read cases, radiologists’ cancer detection accuracy or sensitivity improved by an average of 8%, and their specificity or the ability to accurately detect false positives increased in accuracy by an average of 7%, all with a greater than 50% reduction in reading time.”

“In our Therapy segment, our decision to focus on capital sales and recurring revenue continues to have a highly beneficial impact on our overall business. Product sales in this segment increased $700 thousand, or 54%, in the first nine months of 2018 as compared to the first nine months of last year. In addition, our total gross margins increased to 75% from 68% and our operating expenses decreased 19% in the first nine months of 2018 versus the corresponding period of last year. In addition, our cash burn decreased to $2.6 million in the first nine months of 2018, as compared to $6.1 million1 in the first nine months of 2017,” concluded Mr. Klein.

Third Quarter 2018 Financial Results

Revenue: Total revenue for the third quarter of 2018 decreased 12% to $6.2 million from $7.0 million in the third quarter of 2017, reflecting a 10% decrease in product revenue and a 13% decrease in service and supplies revenue.

In $000’s

	Three months ended September 30,
	2018	2017	$ Change	% Change
Product revenue	$3,093	$3,426	$(333)	(10)%
Service and supplies revenue	3,099	3,574	(475)	(13)%

Total Revenue	$6,192	$7,000	$(808)	(12)%

[1]

$6.1 million cash burn for the first nine months of 2017 excludes the positive impact of one-time cash inflows totaling $3.3 million received in the first quarter of 2017 related to the Sale of the MRI assets ($2.9 million) and a Medical Device Tax Refund ($0.4 million); as well as, $5.5 million in net cash inflows received during the third quarter of 2017 related to the proceeds from a loan ($6.0 million) which was partially offset by one-time patent dispute settlement payment ($0.5 million).

Cancer Detection revenue, which includes revenue from our digital mammography, breast density, and CT CAD platforms, as well as the associated service and supplies revenue, for the third quarter of 2018, decreased $0.4 million, or 10%, to $3.9 million, as compared to $4.3 million in the same period in 2017. Therapy revenue, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service and supplies revenue, for the third quarter of 2018, decreased $0.4 million, or 15%, to $2.3 million from $2.7 million in the same period of 2017. During the first quarter of 2018, the Company ceased offering its subscription service model to skin brachytherapy customers. Excluding Xoft skin subscription service revenues in both periods, third quarter 2018 Therapy revenues increased $0.1 million, or 6%, to $2.2 million from $2.1 million in the third quarter of 2017. Total revenue for the three months ended September 30, 2018, excluding the impact of Xoft skin subscription service revenues, decreased 5% to $6.1 million from $6.4 million in the third quarter of 2017.

In $000’s

	Three months ended September 30,
	2018	2017	$ Change	% Change
Detection revenue
Product revenue	$2,394	$2,758	$(364)	(13)%
Service and supplies revenue	1,533	1,588	(55)	(3)%

Detection Revenue	$3,927	$4,346	$(419)	(10)%

Therapy revenue
Product revenue	$699	$668	$31	5%
Service and supplies revenue	1,566	1,986	(420)	(21)%

Therapy Revenue	$2,265	$2,654	$(389)	(15)%

Total Revenue	$6,192	$7,000	$(808)	(12)%

Gross Profit: Gross profit for the third quarter of 2018 was $4.7 million, or 77% of revenue, compared with $4.6 million, or 66% of revenue, for the third quarter of 2017. The year-over-year increase in gross profit percentage is primarily due to incremental gross profit margin associated with the Company’s exit from the unprofitable Xoft skin subscription service business.

Operating Expenses: Total operating expenses for the third quarter of 2018 decreased $5.6 million to $6.0 million from $11.6 million in the third quarter of 2017. The decrease was due primarily to the absence of the goodwill impairment charge of $4.7 million recorded in the prior year period, as well as lower marketing and product development expenses.

GAAP Net Loss: Net loss for the third quarter of 2018 was ($1.4) million, or ($0.08) per diluted share, compared with a net loss of ($6.9) million, or ($0.42) per diluted share, for the third quarter of 2017. The $5.5 million year-over-year improvement in net loss was primarily due to lower operating expenses.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of ($0.4) million for the third quarter of 2018, compared to a non-GAAP adjusted EBITDA loss of ($1.3) million for the third quarter of 2017. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended September 30, 2018 and 2017, respectively.

Nine Months Ended September 30, 2018 Financial Results

Revenue: Total revenue for the first nine months of 2018 decreased 8% to $18.7 million from $20.2 million in the same nine-month period of 2017, reflecting a 1% increase in product revenue and a 15% decrease in service and supplies revenue.

In $000’s

	Nine months ended September 30,

	2018	2017	$ Change	% Change
Product revenue	$9,301	$9,225	$76	1%
Service revenue	9,366	10,975	(1,609)	(15)%

Total Revenue	$18,667	$20,200	$(1,533)	(8)%

Cancer Detection revenue for the first nine months of 2018 decreased $1.1 million, or 9%, to $11.9 million, as compared to $13.1 million in the same nine-month period in 2017. The year-over-year Detection results were negatively impacted by the inclusion of $0.4 million in MRI revenue in the first nine months of 2017. The MRI assets were divested in the first quarter of 2017. Excluding MRI revenue in both periods, cancer Detection revenues in the first nine months of 2018 decreased $0.9 million, or 7%, to $11.8 million, from $12.6 million in the same nine-month period of 2017. Therapy revenue for the first nine months of 2018 decreased $0.4 million, or 6%, to $6.7 million, from $7.1 million in the same nine-month period of 2017. Excluding the Xoft subscription service revenues in both periods, Therapy revenues increased $0.9 million, or 17%, in the first nine months of 2018 as compared to the same nine months of 2017. Total revenue for the nine months ended September 30, 2018, excluding the impact of MRI and Xoft skin subscription service revenues, increased slightly to $18.1 million, compared to $18.0 million for the same nine months of 2017.

In $000’s
	Nine months ended September 30,
	2018	2017	$ Change	% Change
Detection revenue
Product revenue	$7,369	$7,970	$(601)	(8)%
Service revenue	4,559	5,096	(537)	(11)%

Detection Revenue	$11,928	$13,066	$(1,138)	(9)%

Therapy revenue
Product revenue	$1,932	$1,255	$677	54%
Service revenue	4,807	5,879	(1,072)	(18)%

Therapy Revenue	$6,739	$7,134	$(395)	(6)%

Total Revenue	$18,667	$20,200	$(1,533)	(8)%

Gross Profit: Gross profit for the first nine months of 2018 was $14.0 million, or 75% of revenue, compared with $13.8 million, or 68% of revenue, for the same nine months of 2017. The year-over-year increase in gross profit percentage was primarily due to incremental gross profit margin associated with the Company’s exit from the unprofitable Xoft skin subscription service business.

Operating Expenses: Total operating expenses for the first nine months of 2018 decreased $4.5 million to $19.4 million from $23.8 million in the same nine months of 2017. The decrease was due primarily to the absence of the goodwill impairment charge of $4.7 million and the $2.5 million gain on the sale of the MRI assets which were both recorded in the prior year period. Absent these items, operating expenses decreased $2.3 million year-over-year due primarily to lower stock compensation and sales and marketing expense, which were partially offset by incremental costs associated with our Tomo Detection Version 2.0 study. In May of 2018, the Company submitted Tomo Detection Version 2.0 for FDA clearance.

GAAP Net Loss: Net loss for the first nine months of 2018 was ($5.7) million, or ($0.34) per diluted share, compared with a net loss of ($10.0) million, or ($0.62) per diluted share, for the same nine months of 2017. The $4.3 million year-over-year improvement in net loss was primarily due to lower operating expenses.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of ($3.1) million for the first nine months of 2018, compared to a non-GAAP adjusted EBITDA loss of ($3.5) million for the first nine months of 2017. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the nine-month periods ended September 30, 2018 and 2017, respectively.

Cash and Cash Equivalents: As of September 30, 2018, the Company had cash and cash equivalents of $6.8 million, compared with $9.4 million as of December 31, 2017.

New Directors

Dr. Patel has served as medical director of Radiation Oncology and Chair of the Multi-disciplinary Breast Care Program at Good Samaritan Hospital since July 2013. In addition, he has served as co-founder of the TME Breast Care Network, a high-end physician peer-to-peer knowledge-sharing, research, education and consulting company since January 2013. Dr. Patel has also served as Chief Executive Officer of Precision Cancer Specialists Medical Group, an organization whose core mission is to improve quality and access to advanced, targeted radiation therapy, since December 2016. He previously served on the board of directors of Radion, Inc., a company that improved quality of access for patients and doctors with an innovative e-collaboration platform and the assets of which were acquired by iCAD in July 2014. Prior to that, Dr. Patel was the founder and served on the board of directors of BrachySolutions, Inc. (acquired by Radion Inc.), a telehealth company whose mission was to improve quality and access to advanced brachytherapy globally via custom e-learning modules. He holds a Bachelor of Science degree from the University of Notre Dame and an M.D. from Indiana University School of Medicine. Dr. Patel completed his radiation oncology residency at the University of Wisconsin-Madison.

Dr. Wood has served as the President and Chief Executive Officer of Vida Diagnostics, Inc., a leader in precision imaging and A.I. for pulmonary medicine, since September 2009. Previously, she held the position of Executive Vice President of Marketing and Technology for Vital Images, Inc., an innovative software company specializing in cardiovascular applications for advanced analysis software, from July 2005 until December 2008. Dr. Wood has been issued multiple patents in the field of computer-aided detection and quantitative imaging; authored numerous book chapters, peer-reviewed papers, abstracts, and served as an invited speaker at numerous conferences in the area of three-dimensional imaging of the thorax, quantitative imaging and computer-aided detection. She holds a Bachelor of Science in Engineering from the University of Maryland, College Park and an M.S. in Biomedical Engineering from Duke University. Additionally, Dr. Wood received her Ph.D. from the Johns Hopkins Medical Institutions, School of Hygiene and Public Health.

Conference Call

iCAD management will host a conference and live webcast call today at 4:30 p.m. Eastern Time to discuss the third quarter 2018 financial results and provide a Company update. The dial-in numbers are 888-599-8686 for domestic callers and 323-994-2093 for international callers. The conference ID is 1529049. A live webcast of the conference call will be available online at http://public.viavid.com/index.php?id=131972

A replay of the webcast will remain on the Company’s website until the Company releases its fourth quarter and fiscal year end 2018 financial results. In addition, a telephonic replay of the conference call will be available until November 27, 2018. The replay dial-in numbers are (844) 512-2921 for domestic callers and (412) 317-6671 for international callers. The replay conference ID is 1529049.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, N.H., iCAD is a global medical technology company providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

LifeSci Advisors

Jeremy Feffer

(212) 915-2568

jeremy@lifesciadvisors.com

or

For iCAD media inquiries:

ARPR, LLC

Paul Barren

(855) 300-8209 ext. 126

paul@arpr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$6,810	$9,387
Trade accounts receivable, net of allowance for doubtful accounts of $53 in 2018 and $107 in 2017	6,228	8,599
Inventory, net	1,911	2,123
Prepaid expenses and other current assets	1,217	1,100

Total current assets	16,166	21,209

Property and equipment, net of accumulated depreciation of $6,143 in 2018 and $5,889 in 2017	429	576
Other assets	53	53
Intangible assets, net of accumulated amortization of $7,712 in 2018 and $7,433 in 2017	1,641	1,931
Goodwill	8,362	8,362

Total Assets	$26,651	$32,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$872	$1,362
Accrued and other expenses	3,781	4,475
Notes and lease payable—current portion	1,250	829
Deferred revenue	5,722	5,404

Total current liabilities	11,625	12,070

Notes payable, long-term portion	4,814	5,119
Lease payable—long-term portion	15	27
Deferred revenue, long-term portion	376	506
Other long-term liabilities	51	119
Deferred tax	2	14

Total Liabilities	16,883	17,855

Stockholders’ Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,913,430 in 2018 and 16,711,752 in 2017; outstanding 16,727,599 in 2018 and 16,525,681 in 2017	169	167
Additional paid-in capital	218,444	217,389
Accumulated deficit	(207,430)	(201,865)
Treasury stock at cost, 185,831 shares in 2018 and 2017	(1,415)	(1,415)

Total Stockholders’ Equity	9,768	14,276

Total Liabilities and Stockholders’ Equity	$26,651	$32,131

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Products	$3,093	$3,426	$9,301	$9,225
Service and supplies	3,099	3,574	9,366	10,975

Total revenue	6,192	7,000	18,667	20,200
Cost of revenue:
Products	603	636	1,598	1,349
Service and supplies	752	1,458	2,743	4,169
Amortization and depreciation	99	263	306	847

Total cost of revenue	1,454	2,357	4,647	6,365

Gross profit	4,738	4,643	14,020	13,835

Operating expenses:
Engineering and product development	2,035	2,254	7,431	7,060
Marketing and sales	2,100	2,580	6,272	8,172
General and administrative	1,778	1,944	5,419	6,067
Amortization and depreciation	74	107	234	345
Gain on sale of MRI assets	—	—	—	(2,508)
Goodwill and long-lived asset impairment	—	4,700	—	4,700

Total operating expenses	5,987	11,585	19,356	23,836

Loss from operations	(1,249)	(6,942)	(5,336)	(10,001)
Interest expense	(118)	(36)	(373)	(51)
Other income	28	3	79	3

Other expense, net	(90)	(33)	(294)	(48)
Loss before income tax expense	(1,339)	(6,975)	(5,630)	(10,049)

Tax benefit/(expense)	(26)	42	(43)	28

Net loss and comprehensive loss	$(1,365)	$(6,933)	$(5,673)	$(10,021)

Net loss per share:
Basic	$(0.08)	$(0.42)	$(0.34)	$(0.62)

Diluted	$(0.08)	$(0.42)	$(0.34)	$(0.62)

Weighted average number of shares used in computing loss per share:
Basic	16,700	16,424	16,652	16,291

Diluted	16,700	16,424	16,652	16,291

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Net Loss	$(1,365)	$(6,933)	$(5,673)	$(10,021)
Interest Expense	118	36	373	51
Other income	(28)	(3)	(79)	(3)
Stock Compensation	413	503	1,186	3,073
Depreciation	76	240	254	798
Amortization	97	130	286	394
Tax (benefit) expense	26	(42)	43	(28)
Severance	241	—	402	—
Gain on sale of MRI assets	—	—	—	(2,508)
Goodwill and long-lived asset impairment	—	4,700	—	4,700
Loss on disposal of assets	—	—	12	—
Gain from acquisition settlement	—	33	—	70
Litigation related	27	—	93	—

Non-GAAP Adjusted EBITDA	$(395)	$(1,336)	$(3,103)	$(3,474)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Net Loss	$(1,365)	$(6,933)	$(5,673)	$(10,021)
Adjustments to Net Loss:
Gain on sale of MRI assets	—	—	—	(2,508)
Goodwill and long-lived asset impairment	—	4,700	—	4,700
Severance	241	—	402	—
Loss on disposal of assets	—	—	12	—
Gain from acquisition settlement	—	33	—	70
Litigation related	27	—	93	—

Non-GAAP Adjusted Net Loss	$(1,097)	$(2,200)	$(5,166)	$(7,759)

Net Loss per share
GAAP Net Loss per share	$(0.08)	$(0.42)	$(0.34)	$(0.62)
Adjustments to Net Loss (as detailed above)	0.02	0.29	0.03	0.14

Non-GAAP Adjusted Net Loss per share	$(0.06)	$(0.13)	$(0.31)	$(0.48)

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the nine months ended September 30,
	2018	2017
Cash flow from operating activities:
Net loss	$(5,673)	$(10,021)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	286	394
Depreciation	254	798
Bad debt provision	101	44
Inventory obsolescence reserve	—	49
Stock-based compensation expense	1,186	3,073
Amortization of debt discount and debt costs	129	(6)
Interest on settlement obligations	—	26
Deferred tax liability	(13)	6
Goodwill and long-lived asset impairment	—	4,700
Loss on disposal of assets	12	26
Gain on sale of MRI assets	—	(2,158)
Changes in operating assets and liabilities
Accounts receivable	2,301	(2,062)
Inventory	212	340
Prepaid and other current assets	1	179
Accounts payable	(490)	(231)
Accrued expenses	(775)	(23)
Deferred revenue	147	(699)

Total adjustments	3,351	4,456

Net cash used for operating activities	(2,322)	(5,565)

Cash flow from investing activities:
Additions to patents, technology and other	(9)	(2)
Additions to property and equipment	(107)	(362)
Sale of MRI assets	—	2,850

Net cash (used for) provided by investing activities	(116)	2,486

Cash flow from financing activities:
Stock option exercises	—	57
Taxes paid related to restricted stock issuance	(130)	(151)
Debt issuance costs	—	(74)
Principal payments of capital lease obligations	(9)	(77)
Proceeds from debt financing, net	—	6,000

Net cash (used for) provided by financing activities	(139)	5,755

Increase (Decrease) in cash and equivalents	(2,577)	2,676
Cash and equivalents, beginning of period	9,387	8,585

Cash and equivalents, end of period	$6,810	$11,261

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•

Gain on sale of MRI assets relates to the gain realized on the sale of the MRI assets. The Company excludes this item as it is not considered by management in making operating decisions, and management believes that such items do not have a direct correlation to future business operations.

•

Acquisition related: relates to professional service fees due to acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.